Exhibit (l) (1)

September 4, 2007

Prospect Capital Corporation
10 East 40th Street, 44th Floor
New York, New York 10016

Ladies and Gentlemen:

     We have acted as counsel for Prospect Capital Corporation, a Maryland corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form N-2 (File No. 333-143819) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, pursuant to Rule 415 of the rules and regulations of the Commission promulgated thereunder, by the Company of common stock, par value $.001 per share (the "Common Stock") with an aggregate offering price of up to $500,000,000.

     In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

     2. The Common Stock has been duly authorized for issuance and, when the Common Stock is issued and delivered by the Company as contemplated by the Registration Statement, in exchange for payment of the consideration therefor as described in the resolutions adopted by the Board of Directors of the Company and the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     Our opinion is limited to the laws of the State of New York and the Federal laws of the United States. As to certain matters governed by the laws of the State of Maryland, we have relied on the opinion of Venable LLP, dated August 29, 2007.

Very truly yours,

/s/ Clifford Chance US LLP